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                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274

            Addendum to Prospectus Supplement Dated February 24, 2006

                                                       Dated: September 15, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)

                    ----------------------------------------

Initial Interest Rate for the Bonds purchased during the Sales Period commencing on September 15, 2006 and terminating on September 30, 2006 are:

4-Year Floating Rate LIBOR Bond     5.4375%
10-Year Floating Rate LIBOR Bond    5.5375%

These interest rates were calculated as follows:

4-Year Floating Rate LIBOR Bond:

Applicable LIBOR                   +     Number of basis points set by   =     Initial Interest Rate:
for September 15-30, 2006:               State of Israel at beginning          ----------------------
-------------------------                of this sales period:
                                         --------------------

5.4375%                                  0 basis points                         5.4375%

10-Year Floating Rate LIBOR Bond:

Applicable LIBOR                   +     Number of basis points set by    =     Initial Interest Rate:
                                         State of Israel at beginning           ---------------------
for September 15-30, 2006:               of this sales period:
-------------------------                --------------------

5.4375%                                  10 basis points                        5.5375%


5-Year Floating Rate LIBOR Bond is not available during this Sales Period.

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. To ensure purchase of a Bond at such interest rate, all required subscription documents must be received in a form acceptable to Israel and the full purchase price must be accepted by September 26, 2006.